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                                                                    EXHIBIT 99.1

[COLLINS & AIKMAN LETTERHEAD]                                       News Release

For Immediate Release
December 19, 2005

      Collins & Aikman Names Dennis Profitt President, Plastics Operations

Troy, Mich. - Frank Macher, President and Chief Executive Officer of Collins & Aikman Corporation (CKCRQ) announced today the appointment of Dennis Profitt as President, Plastics operations for the North American automotive supplier, effective January 1, 2006. In this position, Profitt will oversee all manufacturing, tooling, process engineering and quality issues for the Company's Plastics operations.

Profitt (53) joins Collins & Aikman from Ford Motor Company where he most recently managed the 2 billion dollar development of the company's renowned Rouge Center. With more than 30 years of leadership experience and a history of proven performance in managing global manufacturing operations, Profitt brings extensive knowledge in implementing world-class procedures and efficiency improvement initiatives.

"Dennis built a reputation as one of Ford's top troubleshooters in the manufacturing arena," Macher said. "He is a proven manufacturing and operations leader with a focus on achieving quality and driving efficiency that will provide a solid foundation for our Plastics operations. Dennis is a welcome addition to the experienced team of executives that have recently joined the Company and are implementing the restructuring of Collins & Aikman."

Prior to his Site Manager and Director of Manufacturing roles at Ford Motor Company's Rouge Center and Dearborn Truck plant, Profitt spent 4 years managing Ford's operations in Belgium. Profitt's extensive career at Ford consisted of increasingly responsible positions in virtually all areas of the manufacturing process. He is formally trained in the Toyota Production System and has implemented its practices at facilities throughout the country. Profitt holds a Bachelor of Science degree in Mathematics from Ohio University.

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Collins & Aikman Corporation is a leader in cockpit modules and automotive floor and acoustic systems and is a leading supplier of instrument panels, automotive fabric, plastic-based trim, and convertible top systems. The Company is headquartered in Troy, Michigan. Additional information about Collins & Aikman is available on the Internet at http://www.collinsaikman.com.

Cautionary Statement Concerning Forward-Looking Information

The foregoing reflects the Company's views about the accounting investigation, its financial condition, performance and other matters that constitute "forward-looking" statements, as that term is defined by the federal securities laws. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate," "should," "continue," "predict," "preliminary" and similar words used herein. These forward-looking statements are intended to be subject to the safe harbor protection provided by the federal securities laws. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual developments and results may differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof.

Various factors that may affect actual outcomes and performance and results include, but are not limited to, general economic conditions in the markets in which the Company operates, declines in North American, South American and European automobile and light truck builds; labor costs and strikes at the Company's major customers and at the Company's facilities; fluctuations in the production of vehicles for which we are a supplier; changes in the popularity of particular car models, particular interior trim packages or the loss of programs on particular vehicle models; dependence on significant automotive customers; the level of competition in the automotive supply industry and pricing pressure from automotive customers; risks associated with conducting business in foreign countries; and increases in the price of certain raw materials, including resins and other petroleum-based products. In addition, the


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following  may have a material  impact on actual  outcomes and  performance  and results: the results of the pending investigation; the change in leadership at the Company, the Company's ability to maintain access to its receivables facility and other financing arrangements, the Company's ability to otherwise maintain satisfactory relations with its creditors, suppliers, customers and creditors; the Company's ability to maintain current trade credit terms and manage its cash and liquidity, the Company's high leverage and ability to service its debt; and the impact of defaults under its material agreements and debt instruments.

The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue. The Company does not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.



Contact:
David A. Youngman
Vice President Communications
(248) 733-4355
david.youngman@colaik.com